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EXHIBIT 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into this registration statement (Form S-4) of our report dated January 16, 1998, with respect to the Chicago SMSA Limited Partnership included in ALLTEL Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement. Such Chicago SMSA Limited Partnership financial statements are not included separately in ALLTEL Corporation's Form 10-K.

                                            Arthur Andersen LLP

Chicago, Illinois
March 24, 1999